EXHIBIT 99.2


CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Intelligent Motor Cars Group, Inc. and Subsidiary.

Inc. for the quarter ended March 31, 2003, I, Gerald Scalzo, Chief Executive Officer, Treasurer and Chairman hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Intelligent Motor Cars Group, Inc. and Subsidiary.

Date: June 30, 2003

By:        /s/   GERALD SCALZO
           ----------------------------------------------------------
           Gerald Scalzo
           Chief Executive Officer and Acting Chief Financial Officer